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                                                                    Exhibit 10.1


                           THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                               AMENDMENT NUMBER 1

      This THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT AMENDMENT NUMBER 1 ("Amendment") is made as of the ___ day of February, 2005, by and among PHOENIX FOOTWEAR GROUP, INC., a corporation formed under the laws of the State of Delaware ("Borrower") and MANUFACTURERS AND TRADERS TRUST COMPANY, a bank formed under the laws of the State of New York ("Bank").

      This Amendment amends the Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement") dated as of July 19, 2004 made between the Borrower and the Bank. All references in all notes, agreements, and other documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, and all guarantees and collateral for the Obligations shall continue to be guarantees and collateral for the Obligations as amended hereby.

      This Amendment evidences terms and conditions related to an Overline of Credit Facility available between the date hereof and May 30, 2005. This Amendment will remain in effect through and including May 30, 2005, but thereafter will be of no further force and effect and at such time the Credit Agreement shall revert to its original terms.

      1. The following definitions are hereby added to Section 1.1 of the Credit Agreement to read in their entirety:

                  "Overline Credit Facility" means the overline credit facility established pursuant to Section 2.1 of this Agreement.

                  "Overline Credit Loan" means a loan made by the Bank to Borrower under the Overline Credit Facility.

                  "Overline Credit Note" means the $4,000,000 Overline Credit Note, as such note may be amended, modified or restated from time to time.

      2. Subsection (b) of the definition of "Borrowing Base" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            (b) plus 50% of the Eligible Inventories of Borrower and its Subsidiaries that are used in their business, with a $3,500,000 inventory cap for Borrower, $2,000,000 inventory cap for the Trask Business, $2,000,000 inventory cap for the Royal Business, and $3,000,000 inventory cap for the Altama Business, provided, however, that such inventory caps for Borrower, the Trask Business, the Royal Business, and the Altama Business shall not apply during the period commencing January 1, 2005 and ending May 30, 2005,

      3. The definition of "Commitment" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

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                  "Commitment" means the obligation of the Bank to make
      Revolving Credit Loans to the Borrower, to make Overline Credit Loans to the Borrower during the period described in Section 2.1, and to issue Letters of Credit for the account of the Borrower pursuant to the provisions of Section 2.1 and 4.1, respectively.

      4. Subsection (b) of the definition of "Interest Period" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            (b) No Interest Period may extend beyond the Termination Date, or in the case of Overline Credit Loans, beyond May 30, 2005; and

      5. The definition of "Loans" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Loan(s)" means, collectively, the Revolving Credit Loans, the Overline Credit Loans, and the Term Loans, or the Revolving Credit Loans, the Overline Credit Loans, or the Term Loans, as the context requires.

      6. The definition of "Notes" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Notes" means, collectively, the Revolving Credit Note, the Overline Credit Note, and the Term Notes, and "Note" means any of the Notes.

      7. The definition of "Obligations" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Obligations" shall include all of the Borrower's obligations related to the Agreement of any kind or nature, arising now or in the future, including, without limitation, obligations under the Revolving Credit Note, the Overline Credit Note, the Term Notes, and the Reimbursement Agreements.

      8. Sections 2.1 through and including 2.4 of the Credit Agreement are hereby amended to read in their entirety as follows:

            2.1 Commitment. The Bank agrees, subject to Section 2.2 and the other terms and conditions hereinafter set forth, to make Revolving Credit Loans to the Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount of $18,000,000, as such amount may be reduced pursuant to Section 2.3.

            Subject to Section 2.2 and the other terms and conditions hereinafter set forth, the Bank agrees to make Overline Credit Loans to the Borrower from time to time during the period from January 1, 2005 up to but not including May 30, 2005 in an aggregate principal amount not to exceed at any time outstanding the amount of $4,000,000, as such amount may be reduced pursuant to Section 2.3.

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            Each Revolving Credit Loan and Overline Credit Loan which shall not utilize the Commitment in full shall be in an amount not less than Fifty Thousand Dollars ($50,000), provided that each LIBOR Loan shall be in an amount not less than Five Hundred Thousand Dollars ($500,000). During the period from the Closing Date to the Termination Date and within the limits of the Commitment and subject to Section 2.2, the Borrower may borrow, prepay pursuant to Section 2.8, and reborrow under the Revolving Credit Facility under this Section 2.1. During the period commencing January 1, 2005 and ending May 30, 2005 and within the limits of the Commitment and subject to Section 2.2, the Borrower may borrow, prepay pursuant to
      Section 2.8, and reborrow under the Overline Credit Facility under this
      Section 2.1. On such terms and conditions, the Revolving Credit Loans may be outstanding as Prime Loans or LIBOR Loans, and Overline Credit Loans may be outstanding only as Prime Loans. Each type of Revolving Credit Loan and Overline Credit Loan shall be made and maintained at the Bank's Principal Office.

            2.2 Borrowing Base. Notwithstanding the provisions of Section 2.1, the aggregate principal amount of all outstanding Revolving Credit Loans, Overline Credit Loans, and all Letter of Credit Obligations shall not exceed the lesser of the Borrowing Base and the Commitment. At any time that the aggregate principal amount of all outstanding Revolving Credit Loans, Overline Credit Loans, and all Letter of Credit Obligations exceeds the lesser of the Borrowing Base and the Commitment, the Borrower shall immediate prepay first the Overline Credit Loans and then the Revolving Credit Loans pursuant to Section 2.8 hereof.

            2.3 Reduction of Commitment. The Borrower shall have the right, upon at least three (3) Business Days' notice to the Bank, to terminate in whole or reduce in part the unused portion of the Commitment on the following terms and conditions;

                  (a) each partial reduction in the Commitment shall be in the amount of at least One Million Dollars ($1,000,000);

                  (b) unless financed from a Non-Premium Event, a reduction in the Commitment requires concurrent payment to Bank of a Reduction Fee.

                  (c) no reduction in the Commitment shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Revolving Credit Loans, the Overline Credit Loans, and the Letter of Credit Obligations shall exceed the lesser of Commitment or the Borrowing Base; and

                  (d) the Commitment, once reduced or terminated, may not be reinstated.

            2.4 Notice and Manner of Borrowing. Borrower agrees to give the Bank notice of any Revolving Credit Loan under this Agreement, at least one (1) Business Day before each Prime Loan, and at least three (3) Business Days before each LIBOR Loan, specifying: (a) the date of such Loan; (b) the amount of such Loan; (c) the type of Loan;

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      and (d) in the case of a LIBOR Loan, the duration of the Interest Period applicable thereto. Not later than 3:00 P.M. (eastern standard time) on the date of such Revolving Credit Loan and upon fulfillment of the applicable conditions set forth in Article VII, the Bank will make such Revolving Credit Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

            Borrower agrees to give the Bank notice of any Overline Credit Loan under this Agreement, at least one (1) Business Day before each Prime Loan. Not later than 3:00 P.M. (eastern standard time) on the date of such Overline Credit Loan and upon fulfillment of the applicable conditions set forth in Article VII, the Bank will make such Overline Credit Loan available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account with the Bank.

            All notice given under this Section 2.4 shall be irrevocable and shall be given not later than 11:00 A.M. (eastern standard time) on the day which is not less than the number of Business Days specified above for such notice.

      9. Sections 2.6 through and including 2.10 of the Credit Agreement are hereby amended to read in their entirety as follows:

            2.6 Interest. Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Revolving Credit Loans made under this Agreement at a rate per annum of LIBOR plus 250 basis points or Prime plus .25% through December 31, 2004, and thereafter, at a rate per annum selected by Borrower, at the appropriate level, from the two Revolver columns of the pricing grid attached as Exhibit B to this Agreement. Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Overline Credit Loans made under this Agreement at a rate per annum of Prime plus .50%. Any change in the interest rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Interest on each Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on the Loans shall be paid in immediately available funds to the Bank at its Principal Office, in the case of Prime Loans on the first day of each month and in the case of LIBOR Loans, on the last day of the Interest Period with respect thereto. All accrued and unpaid interest shall be due and payable on the Termination Date, or in the case of Overline Credit Loans, on May 30, 2005.

            2.7 Notes. Borrower's obligation to repay the Revolving Credit Loan shall be evidenced by the Revolving Credit Note in substantially the form of Exhibit D to this Agreement, with blanks appropriately completed. All Revolving Credit Loans shall be repaid on the Termination Date.

            Borrower's obligation to repay the Overline Credit Loan shall be evidenced by the Overline Credit Note in substantially the form of Exhibit D-2 to this Agreement, with blanks appropriately completed. All Overline Credit Loans shall be repaid on May 30, 2005.

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            2.8   Prepayments. Borrower may prepay the Revolving Credit Note and the Overline Credit Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, but without premium or penalty, provided that (a) each partial payment shall be in a principal amount of not less then Fifty Thousand Dollars ($50,000); and (b) LIBOR Loans may be prepaid only on the last day of the Interest Period for such Loans. In addition, at any time that the Borrower becomes aware or receive notice (oral or written) that the aggregate outstanding principal amount of all Revolving Credit Loans and Overline Credit Loans exceeds the Borrowing Base, Borrower shall immediately prepay first the Overline
      Credit Loans and then the Revolving Credit Loans by the amount necessary to comply with the provisions of Section 2.2.

            2.9 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 P.M. (eastern standard time) on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Notes, to change from time to time against any account of Borrower with the Bank any amount as due. Whenever any payment to be made under this Agreement or under the Notes shall be stated to be due on a day other than a Business Day, such payments shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and the commitment fee, as the case may be, except, in the case of a LIBOR Loan, if the result of such extension would be to extend such payment into another calendar month, such payment shall be made on the immediately preceding Business Day.

            2.10 Use of Proceeds. The proceeds of the Revolving Credit Loans and the Overline Credit Loans hereunder shall be used to finance the working capital requirements of the Borrower. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

      10. Section 4.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

            4.1 Letter of Credit Subfacility. Subject to the terms and conditions of this Agreement and provided the Borrower complies with all application requirements of the Bank for issuing letters of credit, prior to the Termination Date, the Bank agrees to issue and extend standby and commercial letters of credit (individually, a "Letter of Credit") for the account of Borrower: provided, however, that (a) no Letter of Credit (other than the Earn-Out Letter of Credit) shall have an expiration date that is later than the earlier of one year after the date of issuance thereof or the Termination Date (provided that a Letter of Credit may provide that it is extendable for consecutive one year periods if such period does not end after the Termination Date); (b) Borrower shall not request that the Bank

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      issue any Letter of Credit, if, after giving effect to such issuance, the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of all outstanding Revolving Credit Loans and Overline Credit Loans would exceed the Commitment; and (c) Borrower shall not request that the Bank issue any Letter of Credit if after giving effect to such issuance, the aggregate Letter of Credit Obligations would exceed $6,000,000.

      11. The introductory paragraph of Section 7.2 is hereby amended to read in its entirety as follows:

            7.2 Subsequent Loans and Letters of Credit. The obligation of the Bank to make any Revolving Credit Loan or issue any Letters of Credit, and the making of any Overline Credit Loan, shall at all times be subject to the following continuing conditions:

      12.   Section 10.1 is amended to read in its entirety as follows:

            10.1 Average Borrowed Funds to EBITDA. Maintain an Average Borrowed Funds to EBITDA Ratio, on a consolidated basis, measured at the end of each Fiscal Quarter, as follows:

                  (a)   On March 31, 2005: no greater than 3.8 to 1.0;

                  (b)   On June 30, 2005: no greater than 3.8 to 1.0;

                  (c)   On September 30, 2005: no greater than 3.5 to 1.0; and

                  (i) From and after October 1, 2005: no greater than 3.0 to 1.0.

      13.   Section 10.3 is amended to read in its entirety as follows:

            10.3 Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio, on a consolidated basis, equal to or greater than (i) .6 to 1.0 on March 31, 2005 (ii) 1.2 to 1 .0 from April 1, 2005 until the Termination Date, and (ii) thereafter, a ratio set by the Bank by giving ninety (90) days prior written notice thereof to Borrower, each measured at the end of each Fiscal Quarter.

      14. Exhibit A to the Credit Agreement is amended to read in its entirety in the Form Attached hereto as Exhibit A.

      15. A new Exhibit D-2 is hereby added to the Credit Agreement to read in its entirety in the form attached hereto as Exhibit D-2.

      16. As a condition of this Amendment becoming effective, the Borrower shall pay to the Bank a fee of $20,000.

      17. The terms and conditions of the Credit Agreement except as amended hereby shall remain in full force and effect.

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

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:    /s/ Kevin Wilmot
       __________________________________
Name:  Kevin Wilmot
Title: Assistant Vice President

PHOENIX FOOTWEAR GROUP, INC.

By:    /s/ James R. Riedman
       __________________________
Name:  James R. Riedman
Title: Chairman

                                    Exhibit A

                   Form of Quarterly Covenant Compliance Sheet

                             PHOENIX FOOTWEAR GROUP
                         FINANCIAL COVENANT CALCULATION

                              As of ______________:

Credit Agreement                                              Calculation as of  Compliance
     Section                Covenant                              Above Date      (Yes/No)                 Requirement
---------------- --------------------------------             -----------------  ---------- ----------------------------------------
Section 10.1     Average Borrowed Funds to EBITDA             ____ to 1.0                   On March 31, 2005 and June 30, 2005, no
                                                                                            greater than 3.8 to 1.0

                                                                                            On September 30, 2005, no greater than
                                                                                            3.5 to 1.0

                                                                                            From and after October 1, 2005, no
                                                                                            greater than 3.00:1.00

Section 10.2     Minimum Current Ratio                        ____ to 1.0                   On March 31, 2005, at least .6 to 1.0

                                                                                            From April 1, 2005 to the Termination
                                                                                            Date, at least 1.35:1.00

                                                                                            After the Termination Date, as set by
                                                                                            the Bank

Section 10.3     Cash Flow Coverage Ratio                     ___ to 1.0                    At least 1.20:1.00

Section 10.4     Net Income                                   Last 2 Quarters:              No negative income for two consecutive
                                                              $____________                 quarters
                                                              and
                                                              $____________